UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2025, Autonomix Medical, Inc. (the “Company”) entered into an At Market Issuances Sales Agreement (the “Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent, as sales agent or principal, shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) with an initial aggregate sales price of up to $2.1 million (the “Shares”). The Company intends to use the net proceeds from the sale of the Shares for working capital and for general corporate purposes. Any sale of Shares pursuant to the Agreement will be made under the Company’s “shelf” registration statement (the “Registration Statement”) on Form S-3 to be filed on February 28, 2025 with the Securities and Exchange Commission (the “SEC”).

Under the Agreement, the Company may sell Shares through the Agent by any method that is deemed an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended). Under the Agreement, the Agent will also be able to sell shares of Common Stock by any other method permitted by law, including in negotiated transactions with the Company’s prior written consent. Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, the Agent is required to use its commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of The Nasdaq Capital Market to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Agent is not under any obligation to purchase any of the Shares on a principal basis pursuant to the Agreement, except as otherwise agreed by the Agent and the Company in writing and expressly set forth in a placement notice. The Agent’s obligations to sell the Shares under the Agreement are subject to satisfaction of certain conditions, including customary closing conditions. The Company is not obligated to make any sales of Shares under the Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs. The Company or the Agent, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Agreement.

The Company will pay a commission to the Agent of 3.0% of the gross proceeds of the sale of the Shares sold under the Agreement and reimburse the Agent for certain expenses. The Company has also provided the Agent with customary indemnification rights.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01  Other Events

The Company is filing this Current Report on Form 8-K, including Exhibit 99.1, solely to retrospectively present certain financial information and related disclosures included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2024 (the “2024 Form 10-K”).

On October 24, 2024, the Company effected a reverse stock split at a ratio of 1-for-20 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the number of shares of common stock outstanding was reduced from approximately 23.0 million shares to approximately 1.15 million shares, and the number of authorized shares of common stock remained at 500 million shares. As a result of the Reverse Stock Split, proportionate adjustments were made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all outstanding stock options, restricted stock unit awards, warrants, and convertible notes which resulted in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock unit awards, warrants, and convertible notes, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the Reverse Stock Split was reduced proportionately.

In connection with the approval of the Reverse Stock Split, the Company agreed that no fractional shares would be issued in connection with the Reverse Stock Split and that it would issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. On November 1, 2024, the Company received notice from DTCC on behalf of the brokerage firms that hold the shares of Company common stock held in “street name” that in connection with the foregoing rounding of shares the Company would need to issue 271,846 shares of common stock. Prior to the Company's required announcement regarding the reverse stock split on October 22, 2024, the Company estimates there were approximately 4,800 shareholders of record. The Company does not believe the number of shares being requested is correct based on the historical number of shareholders of its common stock and is aware of similar occurrences in recent months for other companies completing a reverse stock split. As such, the Company began an inquiry into the calculations set forth in the request. During the pendency of this inquiry, the Company does not intend to issue any shares in connection with the fractional shares being requested. The Company may face potential liability for its failure to issue the shares of common stock if it is determined that it is required to issue such shares.

REVERSE SPLIT FINANCIAL DATA

The table below sets forth the impact of the Reverse Stock Split on the Company’s net loss per common share – basic and diluted; weighted average common shares outstanding – basic and diluted; and shares issued and outstanding, for the three months ended June 30, 2024 and 2023:

	(Unaudited)		(Unaudited)
	Pre Split (1)		Post Split
	3 Months Ended June 30,		3 Months Ended June 30,
	2024	2023	2024	2023

Net loss (in thousands, except share and per share data)	$(2,699)	$(865)	$(2,699)	$(865)
Net loss per common share – basic and diluted	$(0.14)	$(0.07)	$(2.85)	$(1.34)
Weighted average common shares outstanding – basic and diluted	18,902,248	12,884,604	945,382	644,241
Shares issued and outstanding	19,242,081	13,756,571	962,374	687,840
(1) The pre-split amounts represent the amounts reported in the Company's Quarterly Report on Form 10-Q for the respective periods.

In addition to the foregoing, this Form 8-K is being filed to retrospectively present the financial information and related disclosures contained in the 2024 Form 10-K to reflect the effect of the Reverse Stock Split. The following items of the 2024 Form 10-K are being retrospectively presented (collectively, the “Revised Sections”) as reflected in Exhibit 99.1 to this Current Report on Form 8-K.

●	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	Part II, Item 8. Financial Statements and Supplementary Data.

The disclosures in the Revised Sections were updated to reflect the Company’s results as if the Reverse Stock Split criteria for Autonomix had been met during the periods being presented. Other than Notes 6a and 8a, the Revised Sections do not reflect events occurring after the filing of the 2024 Form 10-K and do not modify or update the disclosures therein in any way for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than as specifically required to reflect the Reverse Stock Split presentation. Other than the Revised Sections filed with this Current Report on Form 8-K, all other information in the 2024 Form 10-K remains unchanged and have not been otherwise updated for events occurring after the filing of the 2024 Form 10-K and continues to speak only as of the original filing date.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
1.1	At Market Issuance Sales Agreement, dated February 28, 2025, by and between Autonomix Medical, Inc. and Ladenburg Thalmann & Co. Inc.

23.1	Consent of Forvis Mazars, LLP

99.1	Revised Sections of the 2024 Form 10-K

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: February 28, 2025